UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2007
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)
Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (888) 479-9111
_______________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The Registrant issued a press release on November 6, 2007, announcing its results of operations for the third quarter ended September 30, 2007.  A copy of the press release is being furnished as Exhibit 99.1 to this report.

The information in this Current Report, including the Exhibits hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 8.01. Other Events.

The Registrant issued a second press release on November 6, 2007, announcing that on November 2, 2007, its Board of Directors approved a stock repurchase plan wherein the Registrant is authorized to repurchase up to $15 million of its outstanding shares of common stock. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Press Release issued by Marlin Business Services Corp. on November 6, 2007, relating to results of operations for the third quarter ended September 30, 2007.

99.2	Press Release issued by Marlin Business Services Corp. on November 6, 2007, relating to the stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: November 6, 2007                                                                                      /s/ Daniel P. Dyer
Daniel P. Dyer
Chief Executive Officer

INDEX TO EXHIBITS

99.1	Press Release issued by Marlin Business Services Corp. on November 6, 2007, relating to results of operations for the third quarter ended September 30, 2007.

99.2	Press Release issued by Marlin Business Services Corp. on November 6, 2007, relating to the stock repurchase program.